Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-184701, No. 333-219673, No. 333-173114, No. 333-163929, No. 333-19011, No. 333-71373, No. 333-184701, No. 333-189740, No. 333-197058, No. 333-205930, No. 333-42276, No. 333-89176, No. 333-141458, No. 333-214388 and No. 333-232744) and on Form S-3 (No. 333-184703, No. 333-184702, No. 333-182462, No. 333-175419, No. 333-160577, No. 333-211869, No. 333-219854, No. 333-192864, No. 333-194529, No. 333-221647 and No. 333-228113) of MicroVision, Inc. (the "Company") of our reports dated March 11, 2020, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty and a change in the method of accounting for leases) and the effectiveness of internal control over financial reporting of the Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Moss Adams LLP

Seattle, Washington
March 11, 2020